UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 18, 2007

WILSHIRE ENTERPRISES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-4673	84-0513668
(State or incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Gateway Center, Newark, NJ, 07102
(Address of principal executive offices)

(201) 420-2796
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 18, 2007, Wilshire Enterprises, Inc. (the “Company”) received a letter from the American Stock Exchange (the “AMEX”), stating that the Company is not in compliance with the AMEX’s conditions for continued listing on the AMEX set forth in Sections 134 and 1101 of the AMEX Company Guide as a result of the Company’s delayed filing with the SEC of its Annual Report on Form 10-K for the year ended December 31, 2006 (the “10-K”). A copy of the Company’s press release issued on April 23, 2007, announcing the Company’s receipt of this letter from AMEX, is filed with this Current Report on Form 8-K as Exhibit 99.1.

As the Company indicated in its Notification of Late Filing under Form 12b-25, which was filed with the SEC in a timely manner, it is taking longer than expected to finalize the Company’s 2006 financial statements. The Company is working diligently to complete the 10-K, and currently expects to file the 10-K with the SEC by April 30, 2007.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this Report:

Exhibit Number	Description

99.1	Press Release, dated April 23, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 24, 2007	WILSHIRE ENTERPRISES, INC. (Registrant)

	By:	/s/ Francis J. Elenio
Francis J. Elenio Senior Vice President and Chief Financial Officer